© 2022 SEI 1 Company/Media Contact: Leslie Wojcik SEI +1 610-676-4191 lwojcik@seic.com Pages: 1 FOR IMMEDIATE RELEASE SEI Declares Dividend of $0.40 per Share Company Increases Share Repurchase Program by $200 Million OAKS, Pa., June 1, 2022 – The Board of Directors of SEI Investments Company (NASDAQ: SEIC) on June 1, 2022 declared a regular semi-annual dividend of $0.40 (forty cents) per share. The cash dividend will be payable to shareholders of record on June 13, 2022, with a payment date of June 22, 2022. The Board of Directors of SEI Investments Company also approved an increase in its stock repurchase program by an additional $200 million, increasing the available authorization under the program to approximately $264 million. About SEI® SEI (NASDAQ:SEIC) delivers technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, SEI works with corporations, financial institutions and professionals, and ultra-high-net-worth families to solve problems, manage change and help protect assets—for growth today and in the future. As of March 31, 2022, SEI manages, advises, or administers approximately $1.3 trillion in assets. For more information, visit seic.com. ### Press Release.